UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ALPHATEC HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALPHATEC HOLDINGS, INC.

2051 Palomar Airport Road, Suite 100

Carlsbad, CA 92011

(760) 431-9286

July 1, 2008

Dear Stockholder,

We cordially invite you to attend our 2008 annual meeting of stockholders to be held at 2:00 p.m., Eastern Time, on Wednesday, July 30, 2008 at the offices of HealthpointCapital Partners, LP, which are located at 505 Park Avenue, 12th Floor, New York, NY 10022. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about us, that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

Dirk Kuyper
President and Chief Executive Officer

ALPHATEC HOLDINGS, INC.

2051 Palomar Airport Road, Suite 100

Carlsbad, CA 92011

(760) 431-9286

July 1, 2008

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TIME: 2:00 p.m., EST

DATE: Wednesday, July 30, 2008

PLACE: HealthpointCapital Partners, LP, 505 Park Avenue, 12th Floor, New York, NY 10022

NOTICE IS HEREBY GIVEN that the annual meeting of Alphatec Holdings, Inc. will be held on July 30, 2008 (the “Annual Meeting”), for the following purposes:

1.	To elect nine directors to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until their earlier death or resignation;

2.	To approve the adoption of the 2007 Employee Stock Purchase Plan described in the accompanying Proxy Statement;

3.	To ratify the selection of Ernst & Young, LLP as the company’s independent registered public accountants for the fiscal year ending December 31, 2008; and

4.	To transact such other business as may be properly presented at the meeting.

Only those holders of our common stock of record as of the close of business on June 5, 2008, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. A total of 47,418,317 shares of our common stock were issued and outstanding as of that date. Each share of common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.

For the ten-day period immediately prior to the Annual Meeting, the list of stockholders entitled to vote will be available for inspection at our offices at 5818 El Camino Real, Carlsbad, CA 92008.

At least a majority of all issued and outstanding shares of common stock is required to constitute a quorum. Accordingly, whether you plan to attend the Annual Meeting or not, we ask that you complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS

Ebun S. Garner, Esq.
General Counsel, Vice President and Secretary

ALPHATEC HOLDINGS, INC.

2051 Palomar Airport Road, Suite 100

Carlsbad, CA 92011

(760) 431-9286

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2008 annual meeting of stockholders (the “Annual Meeting”) and any adjournments of the Annual Meeting to be held at 2:00 p.m., EST, on Wednesday, July 30, 2008 at the offices of HealthpointCapital Partners, LP (“HealthpointCapital”), which are located at 505 Park Avenue, 12th Floor, New York, NY 10022. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purpose of the meeting and the information you need to know to vote at the Annual Meeting.

On July 1, 2008, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending along with this proxy statement, our 2007 annual report, which includes our financial statements for the fiscal year ended December 31, 2007. You can also find a copy of our 2007 Annual Report on Form 10-K, as amended, on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.alphatecspine.com.

Who Can Vote?

Only stockholders who owned Alphatec Holdings, Inc. common stock at the close of business on June 5, 2008 are entitled to vote at the Annual Meeting. On this record date, there were 47,418,317 shares of Alphatec Holdings, Inc. common stock outstanding and entitled to vote. Alphatec Holdings, Inc. common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering a signed statement of revocation to us at 5818 El Camino Real, Carlsbad, CA 92008, Attention: Ebun S. Garner, Esq., General Counsel, Vice President and Secretary. The proxy may also be revoked by submitting to us prior to the Annual Meeting a more recently dated proxy or by attending the Annual Meeting and voting in person.

How Many Votes Do I Have?

Each share of Alphatec Holdings, Inc. common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Mellon Investor Services, 480 Washington Ave., Jersey City, NJ 07310, or you have stock certificates, you may vote:

•

By mail. Complete and mail the enclosed proxy card, a copy of which is attached hereto as Appendix A, in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•

In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the approval of the adoption of the 2007 Employee Stock Purchase Plan; and

•	“FOR” ratification of the selection of independent auditors for our fiscal year ending December 31, 2008.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above;

•

notifying us at 5818 El Camino Real, Carlsbad, CA 92008, Attention: Ebun S. Garner, Esq., General Counsel, Vice President and Secretary, in writing before the Annual Meeting that you have revoked your proxy; or

•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your unvoted shares on Proposals 1, 2 and 3, even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote for the election of directors. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approval of the Adoption of the 2007 Employee Stock Purchase Plan	The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 2007 Employee Stock Purchase Plan. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratify Selection of Auditors	The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of independent auditors. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent accountants. However, if our stockholders do not ratify the selection of Ernst & Young, LLP as our independent accountants for 2008, our Audit Committee of our Board of Directors will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Mellon Investor Services, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 2:00 p.m. Eastern Time, on Wednesday, July 30, 2008 at the offices of HealthpointCapital, LP, which are located at 505 Park Avenue, 12th Floor, New York, NY 10022. When you arrive at HealthpointCapital, LP signs will direct you to the appropriate meeting room. You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, Mellon Investor Services, by calling their toll free number, 1-866-265-1875.

If you do not wish to participate in “householding” and would like to receive your own set of the annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another Alphatec Holdings, Inc. shareholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•

If your shares are registered in your own name, please contact our transfer agent, Mellon Investor Services, and inform them of your request by calling them at 1-866-265-1875 or writing them at 480 Washington Ave., Jersey City, NJ 07310.

•

If a broker or other nominee holds your Alphatec Holdings, Inc. shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 15, 2008 for (a) each of our named executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 47,418,317 shares of common stock outstanding on June 15, 2008. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Alphatec Holdings, Inc., 2051 Palomar Airport Road, Suite 100, Carlsbad, CA 92011.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock
Directors and Executive Officers
Mortimer Berkowitz III(2)	16,100,839	33.0%
John H. Foster(3)	16,275,939	34.3%
R. Ian Molson(4)	256,625	*
Stephen E. O’Neil(5)	56,637	*
Stephen H. Hochschuler, M.D.(6)	112,183	*
James R. Glynn(7)	5,000	*
Richard Ravitch(8)	15,000	*
Rohit M. Desai	—	*
Dirk Kuyper	665,260	1.4%
Peter C. Wulff	—	*
Stephen Lubischer(9)	75,485	*
Kermit Stott	30,000	*
Jens Peter Timm	—	*
Ebun S. Garner, Esq.(10)	38,484	*
Mitsao Asai	—	*
All executive officers and directors as a group(15 persons)(11)	17,536,813	36.9%

Five Percent Stockholders
HealthpointCapital Partners, LP 505 Park Avenue, 12th Floor New York, NY 10022(12)	13,344,639	28.1%

Federal Insurance Company 15 Mountain View Road Warren, NJ 07061-1615(13)	2,999,834	6.3%

HealthpointCapital Partners, II LP 505 Park Avenue, 12th Floor New York, NY 10022(12)	2,750,000	5.8%

*	Represents beneficial ownership of less than 1% of the shares of common stock.

(1)	Beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of June 15, 2008, pursuant to the exercise of options, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Includes 13,344,639 shares owned by HealthpointCapital Partners, LP, and 2,750,000 shares owned by HealthpointCapital Partners II, LP Mr. Berkowitz is a managing member of HGP, LLC, which is the general partner of HealthpointCapital Partners, LP Mr. Berkowitz is a managing member of HGP II, LLC, which is the general partner of HealthpointCapital Partners II, LP Mr. Berkowitz disclaims beneficial ownership of such shares except as to the extent of his pecuniary interest in such shares. Includes shares owned by Mr. Berkowitz’s spouse.

(3)	Includes 13,344,639 shares owned by HealthpointCapital Partners, LP, and 2,750,000 shares owned by HealthpointCapital Partners II, LP Mr. Foster is a managing member of HGP, LLC, which is the general partner of HealthpointCapital Partners, LP Mr. Foster is a managing member of HGP II, LLC, which is the general partner of HealthpointCapital Partners II, LP Mr. Foster disclaims beneficial ownership of such shares except as to the extent of his pecuniary interest in such shares. Includes shares owned by Mr. John H. Foster, trustee u/w of Virginia C. Foster.

(4)	Includes 199,988 shares of common stock held by the Swiftsure Trust. Mr. Molson controls Nantel Investment, Ltd., which is the beneficiary of the Swiftsure Trust. Mr. Molson disclaims beneficial ownership of the shares owned by the Swiftsure Trust except as to his proportionate pecuniary interest in such shares. Includes 2,500 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of June 15, 2008.

(5)	Includes shares beneficially owned by Mr. O’Neil’s spouse. Includes 2,500 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of June 15, 2008.

(6)	Includes 40,000 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of June 15, 2008.

(7)	Includes 5,000 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of June 15, 2008.

(8)	Includes 5,000 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of June 15, 2008.

(9)	Includes 1,432 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of June 15, 2008.

(10)	Includes 3,570 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of June 15, 2008.

(11)	Includes an aggregate of 72,688 shares issuable pursuant to the exercise of options that are or will become vested within 60 days of June 15, 2008. Includes 13,344,639 shares owned by HealthpointCapital Partners, LP, and 2,750,000 shares owned by HealthpointCapital Partners II, LP See also footnotes (2) and (3) above.

(12)	The amount of beneficial ownership of shares is based on a filings made with the Securities and Exchange Commission. See also footnotes (2) and (3) above.

(13)	The amount of beneficial ownership of shares is based on filings made with the Securities and Exchange Commission. The shares are held directly by Federal Insurance Company, which is a wholly-owned subsidiary of The Chubb Corporation.

MANAGEMENT

Board of Directors

As of June 15, 2008, our board of directors, or the Board, consisted of nine directors: Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil, Stephen J. Hochschuler, M.D., James R. Glynn, Richard Ravitch, Rohit M. Desai and Dirk Kuyper.

Set forth below are the names of our directors, their ages, their offices with us, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships. Each director is elected to serve until our next annual meeting of stockholders or the sooner of his resignation or the date when his successor is duly appointed and qualified.

Name	Age
Mortimer Berkowitz III	54
John H. Foster	66
R. Ian Molson(1)(2)(3)	53
Stephen E. O’Neil(1)(2)(3)	76
Stephen H. Hochschuler, M.D.	65
James R. Glynn(1)	61
Richard Ravitch	74
Rohit M. Desai	69
Dirk Kuyper, President and CEO	51

(1)	Member of our Audit Committee

(2)	Member of our Compensation Committee

(3)	Member of our Nominating and Governance Committee

Mortimer Berkowitz III has served as Chairman of the Board of us and Alphatec Spine since April 2007. He is currently a managing member of HGP, LLC, which is the general partner of HealthpointCapital Partners, LP, and President, a member of the Board of Managers and a managing director of HealthpointCapital, LLC. He has held the position with HGP, LLC since its formation in August 2002, the positions of managing director and member of the Board of Managers of HealthpointCapital, LLC since its formation in July 2002 and the position of President of HealthpointCapital, LLC since February 2005. Prior to joining HealthpointCapital, LLC, Mr. Berkowitz was managing director and co-founder of BPI Capital Partners, LLC, a private equity firm founded in 1990. Prior to 1990, Mr. Berkowitz spent 11 years in the investment banking industry with Goldman, Sachs & Co., Lehman Brothers Incorporated and Merrill Lynch & Co. He is a director of BioHorizons, Inc., a dental implant company, and Scient’x S.A., a French spinal implant company, both of which are portfolio companies of HealthpointCapital, and on the Leadership Council of the Harvard School of Public Health. He received a B.A. degree from Harvard College and an M.B.A. from the Columbia Graduate School of Business.

John H. Foster has served as a Director of us and Alphatec Spine since March 2005. From March 2005 until April 2007 Mr. Foster served as the Chairman of our Board of Directors. From December 2006 until June 2007, he served as the President and CEO of us and our subsidiary, Alphatec Spine. From October 2006 until December 2006, he served as the Executive Chairman of us and our subsidiary, Alphatec Spine. Mr. Foster also served as CEO of us and our subsidiary, Alphatec Spine, from March 2005 to October 2005. He is currently a managing member of HGP, LLC, which is the general partner of HealthpointCapital Partners, LP, and Chairman, CEO, a member of the Board of Managers and a managing director of HealthpointCapital, LLC. He has held the position with HGP, LLC since its formation in August 2002 and the positions with HealthpointCapital, LLC since its formation in July 2002. He founded Foster Management Company and served as its Chairman and Chief Executive Officer since 1972. From inception Foster Management Company managed seven private equity funds. Mr. Foster has served as Chief Executive Officer of most of Foster Management’s portfolio companies, including NovaCare, Inc., a physical rehabilitation services company. He is a Chairman of the Board of Directors of BioHorizons, Inc., a dental implant company, and a director of Scient’x S.A., a French spinal implant company, both of which are portfolio companies of HealthpointCapital, on the Dean’s Council at the Harvard School of Public Health, a Trustee of the Hospital for Special Surgery in New York, a Trustee of the Burke Rehabilitation Hospital, an Overseer of the Amos Tuck School of Business Administration, and formerly a Board Member of Avon, Inc. and Corning Incorporated. Mr. Foster received an M.B.A. from Amos Tuck School Dartmouth and a B.A. from Williams College.

R. Ian Molson has served as a Director of us and Alphatec Spine since July 2005. Mr. Molson has served as a Director of Cayzer Continuation PCC, an investment company, since September 2004. From June 1996 until May 2004 Mr. Molson served on the board of directors of Molson, Inc., a leader in the brewery industry. Between 1977 and 1997, he was employed by Credit Suisse First Boston in various capacities, including Managing Director. From 1993 to 1997, Mr. Molson served as Head of the Investment Banking Department in Europe, a position which encompassed corporate finance, corporate advisory, mergers and acquisitions businesses in Europe, Russia, Africa and the Middle East. Mr. Molson received a B.A. from Harvard College.

Stephen E. O’Neil has served as a Director of us and our Alphatec Spine since July 2005. In May 1991, he founded The O’Neil Group, which provides legal and financial advice to clients primarily in the areas of mergers and acquisitions, financings and corporate strategy, where he has served as the principal since its inception. Prior to that, Mr. O’Neil formed a law partnership with Paul Mishkin under the name Mishkin, O’Neil for the purpose of engaging in general corporate and business law. Prior to that, he co-founded two corporations, Syntro Corporation and NovaCare, Inc., which have since become public companies. Mr. O’Neil received a B.A. from Princeton University and an L.L.B. from Harvard Law School.

Stephen H. Hochschuler, M.D. has served as a Director of us and Alphatec Spine since October 2006. Dr. Hochschuler has been the Chairman of our Scientific Advisory Board since October 2005. Dr. Hochschuler is the Chairman and a Co-Founder of the Texas Back Institute and began serving as Chairman in 1980. Dr. Hochschuler has been an orthopedic surgeon specializing in spinal disorders since 1977 and his surgical practices are conducted in Plano, Texas and Phoenix, Arizona. Dr. Hochschuler is a founding member of the Board of the Spine Arthroplasty Society. He is an active member of the Texas Spine Society, the American Board of Spine Surgeons, the American Academy of Orthopedic Surgeons and the American Pain Society. Dr. Hochschuler received his M.D. from Harvard Medical School and his B.A. from Columbia College.

James R. Glynn has served as a Director of us and Alphatec Spine since April 2007. From January 2003 to July 2003, Mr. Glynn served as the President and interim Chief Executive Officer of Invitrogen Corp., a publicly held biotechnology company (Nasdaq: IVGN). Mr. Glynn retired from such positions in July 2003. From July 2002 to December 2002, Mr. Glynn was an Executive Vice President at Invitrogen Corp., and from June 1998 to June 2002, he served as Invitrogen Corp.’s Executive Vice President and Chief Financial Officer. From June 1998 to April 2006 Mr. Glynn served as a member of the board of directors of Invitrogen Corp. From July 1995 to May 1997, he served as Senior Vice President and Chief Financial Officer. From May 1997 to July 1999, he served as the as Chief Operating Officer, Chief Financial Officer and a member of the board of directors of Matrix Pharmaceutical, Inc., a company focusing on the treatment of cancer. Mr. Glynn holds a B.B.A. degree in accounting from Cleveland State University.

Richard Ravitch has served as a Director of us and Alphatec Spine since June 2007. Since 1996 Mr. Ravitch has served as a Principal of Ravitch Rice & Company LLC, and Chairman of Waterside Management Company. Mr. Ravitch is currently the Chairman of both the AFL-CIO Housing Investment Trust’s Board of Trustees, and the AFL-CIO Building Investment Trust’s Advisory Board. Mr. Ravitch’s other professional activities currently include service as Trustee of the Century Foundation and Trustee of Mount Sinai Medical Center, and he sits on the board of directors of Parsons Brinckerhoff Inc. During his professional career Mr. Ravitch has served as the Chairman of the New York State Urban Development Corporation, Chairman and CEO of the New York Metropolitan Transit Authority, Chairman and CEO of Bowery Savings Bank, a Director of the American Stock

Exchange and President of the Player’s Relations Committee for Major League Baseball. Mr. Ravitch is a graduate of Columbia College and has an L.L.B. from Yale University School of Law. Mr. Ravitch is admitted to practice law in the State of New York.

Rohit M. Desai has served as a Director of us and Alphatec Spine, since January 2008. Mr. Desai is the founder of and, since its formation in 1984, has been Chairman and President of Desai Capital Management Incorporated, a specialized equity investment management firm that manages the assets of various institutional clients. Prior to forming Desai Capital Management in 1984, Mr. Desai spent 20 years with Morgan Guaranty Trust, an affiliate of J.P. Morgan, where he managed an equity linked investment fund. Mr. Desai is also a director of Finlay Enterprises, Inc. (Nasdaq: FNLY), a company engaged in retail jewelry sales and Atlas Acquisition Holding Corp (Amex: AXG-WT), a special purpose acquisition company. Mr. Desai earned a B.S. from the University of Bombay, an M.S. from the University of North Carolina and an M.B.A. from Harvard Business School.

Dirk Kuyper has served as a Director of us and Alphatec Spine since January 2008. Mr. Kuyper has served as the President and CEO of us and our subsidiary, Alphatec Spine, since June of 2007. From 2004 to 2007, Mr. Kuyper served as the President of Aesculap, Inc. From 2001 to 2004, Mr. Kuyper served as the Executive Vice President and Chief Operating Officer at Aesculap Inc. From 1998 to 2001, Mr. Kuyper served as the Executive Vice President of Sales and Marketing at Aesculap Inc. From 1990 to 1998 Mr. Kuyper held various sales positions of increasing responsibility at Aesculap Inc. Mr. Kuyper served on active duty for four years in the U.S. Army where he achieved the rank of Captain. Mr. Kuyper holds a B.S. in Biology from the University of Miami and an Executive Education Certificate from the Graduate School of Sales and Marketing at Syracuse University.

Our Board has determined that the following members of the Board qualify as independent directors under the current independence standards promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market: R. Ian Molson, Stephen E. O’Neil, James R. Glynn, Richard Ravitch and Rohit M. Desai.

Committees of the Board and Meetings

Meeting Attendance. During the 2007 fiscal year, there were 16 meetings of our Board, and the various committees of the Board met a total of nine times. No director attended fewer than 75% of the total number of meetings of the Board or committees of the Board on which he served during the 2007 fiscal year.

Audit Committee. Our Audit Committee met five times during the 2007 fiscal year. This committee currently has three members, James R. Glynn (Chairman), R. Ian Molson and Stephen E. O’Neil. Our Audit Committee has the authority to retain and terminate the services of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Messrs. Molson and Glynn are each an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. A copy of the Audit Committee’s written charter is publicly available on our website at www.alphatecspine.com.

Compensation Committee. Our Compensation Committee met three times during the 2007 fiscal year. This committee currently has two members, Stephen E. O’Neil (Chairman) and R. Ian Molson. Our Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our CEO, and shall conduct its decision-making process with respect to that issue without the presence of the CEO. All members of the Compensation Committee qualify as independent directors under the standards promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market. A copy of the Compensation Committee’s written charter is publicly available on our website at www.alphatecspine.com.

Nominating and Governance Committee. Our Nominating and Governance Committee did not meet during the 2007 fiscal year and has two members, Stephen E. O’Neil (Chairman) and R. Ian Molson. Our Nominating and Governance Committee’s role is to make recommendations to the full Board as to the size and composition of the Board and its committees, and to evaluate and make recommendations as to potential candidates. All members of the Nominating and Governance Committee qualify as independent directors under the definition promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market. In lieu of having our Nominating and Governance Committee meet in 2007, all evaluations of prospective directors were made by the full Board. The Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2008 Annual Meeting of Stockholders, it must comply with the procedures set forth in our By-laws and give timely notice of the nomination in writing to our Secretary not less than 45 or more than 75 days prior to the date on which we first mail our proxy statement relating to our Annual Meeting of Stockholders to be held in 2008. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it must make such proposal for such candidate in writing, addressed to the Nominating and Governance Committee care of our Secretary at our principal offices. Submissions must be made by mail, courier or personal delivery and must contain the information set forth in our Nominating and Governance Committee Charter, which is available on our website at www.alphatecspine.com.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns should contact Peter C. Wulff, our Chief Financial Officer, Vice President, and Treasurer, at 760-431-9286. However, any shareholder who wishes to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board at 5818 El Camino Real, Carlsbad, CA 92008. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; or

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

Set forth below is certain information regarding our principal executive officers and other executive officers who are not also directors. We have employment agreements with all of our executive officers. Other than with respect to Dirk Kuyper, our President and CEO, and Mitsuo Asai, the President of our subsidiary, Alphatec Pacific, Inc., all other executive officers are at-will employees.

Name	Age	Position
Peter C. Wulff	49	Chief Financial Officer, Vice President and Treasurer
Stephen Lubischer	46	Vice President, Sales
Jens Peter Timm	34	Vice President, Research and Development
Kermit P. Stott	55	Vice President, Operations
Ebun S. Garner, Esq.	36	General Counsel, Vice President and Secretary
Mitsuo Asai	53	President, Alphatec Pacific, Inc.

Peter C. Wulff has served as the Chief Financial Officer, Vice President and Treasurer of us and Alphatec Spine since June 2008. From January 2005 until May 2008 he served as the Chief Financial Officer of Artes Medical, Inc. (Nasdaq: ARTE), a publicly traded medical device company. From February 2007 until May 2008 Mr. Wulff also served as the Executive Vice President of Artes Medical. From June 2004 until December 2004 Mr. Wulff was a managing partner of Acumen Biomedical, consulting services firm that specialized in providing services to medical technology companies. From May 2001 to May 2004, Mr. Wulff served as Vice President Finance, Chief Financial Officer, Treasurer and Assistant Secretary of CryoCor, Inc., a medical device company. From November 1999 to May 2001, Mr. Wulff served as Chief Financial Officer and Treasurer of Natural Alternatives International, Inc. (Nasdaq: NAII), a publicly-traded and international nutritional supplement manufacturer. Mr. Wulff holds a B.A. in both economics and Germanic languages and an M.B.A. in Finance from Indiana University. Mr. Wulff is a Certified Management Accountant.

Stephen Lubischer has served as the Vice President, Sales of us and Alphatec Spine since December 2006. From May 2005 to December 2006, Mr. Lubischer, was one of our and Alphatec Spine’s Regional Vice Presidents, Sales. From 1995 to May 2005, Mr. Lubischer held senior level sales positions at Interpore Cross International, a company that designs, manufactures and markets synthetic bone and tissue products and spinal implant devices. In his most recent position at Interpore Cross International, Mr. Lubischer served as the Eastern Vice President of Sales. Prior to joining Interpore Cross International, Mr. Lubischer also served as the Vice President, Sales for each of BIONX Implants and Immedica, Inc., both medical device companies. Mr. Lubischer received a B.A. in Communications from Boston College.

Jens Peter Timm has served as the Vice President, Research and Development of us and Alphatec Spine since February 2008. From 2004 until he joined us Mr. Timm served as Vice President of Research and Development at Applied Spine Technologies Inc. From 1999 to 2004, Mr. Timm served in various engineering and research and development capacities at Interpore Cross International, most recently as Director of Development, Anterior Fusion and Disc Systems. From 1997 to 1999, Mr. Timm served as a Development Engineer with Biomet, Inc. Mr. Timm is a charter member of the Spine Arthroplasty Society and earned a B.S. in Biomedical Engineering from Rensselaer Polytechnic Institute.

Kermit P. Stott has served as the Vice President, Operations of us and Alphatec Spine since September 2007. From 2005 until he joined us Mr. Stott was General Manager of Lean Operations for Edwards Lifesciences Corporation, a global medical device company that manufactured implants to treat cardiovascular disease. From 2001 to 2005, Mr. Stott served as Director of Operations at Interventional Technology, which was eventually acquired by Boston Scientific Corporation. From 1990 to 2001, Mr. Stott served as General Manager of Sulzer Dental, a subsidiary of Sulzer Medical. Mr. Stott served on active duty for six years in the U.S. Navy, successfully completed the Naval War College and retired with the rank of Commander in the U.S. Navy Reserve. Mr. Stott holds a B.S. in Operational Analysis from the United States Naval Academy, an M.A. in International Relations from University of San Diego, and an M.B.A. from Pepperdine University.

Ebun S. Garner, Esq. has served as the General Counsel, Vice President and Secretary of us and Alphatec Spine since August 2006. From September 2005 until August 2006, he served as the Vice President of Legal Affairs and Compliance of us and Alphatec Spine. From August 2005 to September 2005, he served as the Vice President of Legal Affairs of us and Alphatec Spine. From July 2000 until August 2005, Mr. Garner was an associate at the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. From September 1999 until July 2000, Mr. Garner was an associate at the law firm of Squadron, Ellenoff, Plesent and Sheinfeld, LLP. Mr. Garner is admitted to practice law in the State of New York. Mr. Garner received a B.A. in Economics from the University of Pennsylvania and a J.D. from New York University School of Law.

Mitsuo Asai has served as President of Alphatec Pacific, Inc., a wholly owned subsidiary of Alphatec Spine, since April 2008. From 2006 until he joined Alphatec Pacific, Mr. Asai was the President of Tokai Co., Ltd., a manufacturer of consumer goods. From 2002 to 2004, Mr. Asai served as General Manager and President of Virbac Japan Co., Ltd., a company that focused on veterinary pharmaceuticals and healthcare products. From 1998 to 2002, Mr. Asai served as President and CEO of Vital Link Corporation, a distributor of cardiovascular medical devices. From 1985 to 1996, Mr. Asai held various positions of increasing responsibility with Beckman Coulter, K.K., a manufacturer of biomedical testing instrument systems. Mr. Asai earned a B.A. in Law from Kyoto Ryukoku University in 1979.

COMPENSATION DISCUSSION AND ANALYSIS

We have prepared the following Compensation Discussion and Analysis, or CD&A, to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of our named executive officers.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives. Accordingly, our compensation arrangements must be competitive. The Compensation Committee’s intent is generally to target salaries, annual incentives and long-term incentive grant values at a range that is competitive with programs offered by other companies against whom we compete for personnel. The Compensation Committee’s decisions are based upon a philosophy of pay for performance, with an individual’s experience, potential and contribution to our business determining his or her actual compensation. The Compensation Committee administers the compensation programs for our executive officers, considering this competitive environment, but also believes that the compensation paid to our executive officers should be dependent upon our financial performance and the value that we create for our stockholders. For this reason, the Compensation Committee’s philosophy is to structure our compensation programs to provide meaningful incentives for the attainment of specific financial objectives and to reward those executive officers who make substantial contributions to the attainment of those objectives, and to link executive officer compensation with performance.

The Compensation Committee’s objectives are to:

•	attract, retain, and motivate talented executives responsible for the success of the organization;

•	provide compensation to executives that is externally competitive, internally equitable and performance-based; and

•

ensure that total compensation levels are reflective of company and individual performance and provide executives with the opportunity to receive above market total compensation for exceptional business performance.

Compensation Process and Benchmarking

Compensation Process

Pursuant to its charter, the Compensation Committee has responsibility for, among other things, discharging the Board’s responsibilities relating to compensation and benefits of our executive officers, including responsibility for evaluating and reporting to the Board on matters concerning management performance, officer compensation and benefits plans and programs. In carrying out these responsibilities, the Compensation Committee is required to review all components of executive officer compensation for consistency with our compensation philosophy.

In 2007 and the first two quarters of 2008, we hired several new executive officers, namely Mr. Kuyper, our President and CEO, Mr. Stott, our Vice President, Operations, Mr. Timm, our Vice President, Research and Development, Mr. Asai, the President of Alphatec Pacific, and Mr. Wulff, our Chief Financial Officer, Vice President and Treasurer. With respect to each of such individuals, their compensation for 2008 was determined during arms-length negotiations either with the Compensation Committee, which is the case with respect to Mr. Kuyper, or with Mr. Kuyper, which is the case with respect to the other newly hired executives. With respect to all of such hires, the Compensation Committee approved the compensation terms set forth in such individual’s employment agreement prior to their hire.

Accordingly, beginning in 2008, the processes followed by the Compensation Committee in setting executive compensation have changed. As requested by the Compensation Committee, our President and CEO presents individual performance review summaries, proposed annual salary increases and long-term incentive grant recommendations for the other executive officers to the members of the Compensation Committee. The Compensation Committee reviews the information and either approves the recommendation or makes changes at its discretion. The Compensation Committee makes its own assessment of Mr. Kuyper based on our financial performance, his compensation compared to comparable CEOs, the components of his compensation and his total compensation level. The Compensation Committee then approves Mr. Kuyper’s compensation or makes changes at its discretion.

The Compensation Committee does not maintain formal, written executive compensation policies. Our President and CEO, working with our Vice President, Human Resources and our General Counsel, Vice President and Secretary engaged a consultant in 2008 as described below under “Benchmarking” and plans to continue using a consultant with respect to the recommendations he makes to the Compensation Committee. Except to the extent described under “Benchmarking,” the Compensation Committee has not relied on formulas or specific analysis in determining levels and mixes of compensation but rather has relied on its members’ subjective but reasonable, good faith judgment based on their years of experience both with us and with other companies they have been involved with in their professional careers.

In both 2007 and 2008, our Chief Operating Officer and President and CEO, respectively, provided recommendations to the Compensation Committee regarding financial goals and criteria for our annual bonus plans. These criteria and targets were based upon our operating plan for each fiscal year, as approved by the Board. After his hiring in June of 2007, Mr. Kuyper provided revised criteria to the Compensation Committee. For 2007 and 2008, the corporate performance metrics under the bonus plan as approved by the Compensation Committee included attainment of adjusted EBITDA and revenue targets.

Benchmarking

2007 Benchmarking

Due to the fact that several members of our executive officers joined us in 2007 we did not take part in any formal benchmarking process with respect to executive compensation for fiscal 2007. Each of the executive officers that joined us after June 2007, Messrs. Kuyper, Stott, Timm, Asai and Wulff each negotiated their employment terms in an arms-length transaction with us, and with respect to each of them, their compensation was approved by the Compensation Committee prior to the execution of their employment agreement. During 2007, the executive officers that were employed by us in 2006, Messrs. Yasbek, Lubischer, and Garner, did not receive raises from their respective 2006 base salaries.

2008 Benchmarking

In 2008, Mr. Kuyper, acting in concert with our Vice President, Human Resources and our General Counsel retained the compensation advisory firm Remedy, LLC, or Remedy, to assist the Compensation Committee in structuring our executive compensation policies and plans for 2008, focusing on total cash compensation (base salary plus annual cash incentives) and long-term equity incentives. Under this system, Mr. Kuyper assigns a total target compensation range to a particular executive officer after considering various factors under the major categories of job demands, knowledge, level of responsibility and the total target compensation paid by our peer group. Mr. Kuyper used input from Remedy in assigning total target compensation amounts in 2008, and we anticipate that a similar exercise will be employed in the future. With respect to our executive officers, all of Mr. Kuyper’s total target compensation recommendations are reviewed and approved by the Compensation Committee.

Remedy evaluated the total targeted compensation of our executive officers by comparing our information to published compensation survey data from companies in our industry or similar industries with annual revenues similar to those of ours, which peer group included the following companies: Nuvasive, Orthofix, Trans1, Exactech, Symmetry Medical, Orthovita, Osteotech, RTI Biologics, Wright Medical Group, Cynosure, Staar Surgical, Symetry Medical and Volcano Corp. In addition, Remedy also included in its analysis information derived from the Radford Global Life Sciences Compensation Survey for companies with a number of employees that is similar to ours. The survey data included information on job duties, and target and actual total compensation at the median and 75th percentiles. Mr. Kuyper and the Compensation Committee generally consider total targeted compensation to be within the market competitive range if total targeted compensation was between the median and 75th percentile.

Elements of Compensation and How Each Element is Chosen

As indicated above, compensation elements for our executive officers are designed to attract and retain individuals with exceptional ability for these key roles in a very competitive market for such talent. Certain elements of compensation serve other important interests. For example, annual incentive pay is designed to motivate the executive officers to attain our vital short-term goals. Long-term incentive pay in the form of equity awards vesting over a number of years aligns the executive officer interest with that of shareholders in seeing long-term increases in the value of our shares. The main compensation elements for our executive officers (salary, annual incentive, long-term incentive, and other benefits and perquisites) are described in more detail below.

For fiscal year 2007, each executive officer’s compensation generally consisted of three elements: (i) base salary, (ii) cash bonus based upon our attainment of pre-established objectives; and (iii) long-term stock-based incentive awards designed to align the interests between our executive officers and our shareholders.

At the time of the hiring of any executive officer, initial base salary, the percentage of base salary that shall be the target amount for cash bonus awards and an initial equity grant have been negotiated between such officer and us. Generally, such negotiations are conducted by our President and CEO on our behalf. The Compensation Committee approves the final compensation package. Such compensation was determined based upon available information concerning the competitive packages offered to executives in similar jobs at companies with which we are competitive for personnel, but were not established based upon any formal survey or other comparative data.

The Compensation Committee was responsible for negotiating the compensation package for Mr. Kuyper. In anticipation of such negotiations, the Compensation Committee requested an independent consultant, Russell Reynolds Associates, to provide competitive compensation levels for a newly-hired president and chief executive officer at companies with which we are competitive for personnel. The compensation data included data regarding base salary, cash bonuses and new hire equity grants. Russell Reynolds Associates also examined survey data as well as proxy data to determine competitive terms relating to payments on severance of employment, and termination as a result of a change in our control, and provided advice on reasonable and customary provisions included in such agreements.

Base Salaries

Starting in 2008, each fiscal year, the President and CEO reviews the base salaries of the executive officers and determines whether any changes are appropriate for the next fiscal year. During such review, the President and CEO take multiple factors into consideration. Base salaries of the executive officers are targeted at a competitive market median on a job-by-job basis with individual variations explained by differences in experience, skills and sustained performance. In addition, Mr. Kuyper commissioned a survey to determine the competitive position of our compensation levels, and targeted base salary for each executive officer at least the median percentile, depending on the specific position, of the compensation of similarly-situated executives in comparable companies in our industry with whom we directly compete in our hiring and retention of executives. Following such evaluation, the President and CEO makes recommendations to the Compensation Committee for such executive’s compensation for such fiscal year. Based on such evaluation, for fiscal 2008 the following executives received the following new base salaries, effective May 2008: $225,000 for Mr. Stott and $230,000 for Mr. Garner. In June 2008, the Compensation Committee conducted a review of Mr. Kuyper’s annual compensation package and increased his base salary to $375,000.

Annual Incentive Compensation

Executive officers are eligible for incentive compensation annually under our non-shareholder-approved bonus plan. Within this plan, the Compensation Committee establishes annual incentive compensation that is based upon target awards expressed as a percentage of each executive’s base salary. Payments under the bonus plan are determined based upon our performance against pre-established financial targets.

Under the bonus plan approved in both 2007 and 2008, cash bonuses are paid to executive officers based upon our achievement of certain revenue and financial targets. The performance of executive officers is measured against established revenue and financial targets, in accordance with the operating plan for each respective fiscal year that was approved by the Board of Directors. Mr. Lubischer’s bonus targets are based upon revenue targets to a larger extent than the other executive officers. Under the bonus plan approved in the first fiscal quarter of 2007 executives were eligible for quarterly bonuses and an annual bonus, each of which was payable upon our achievement of certain quarterly and annual revenue and financial targets. As a result, a bonus was paid following the first quarter of 2007. After the hiring of Mr. Kuyper in June 2007, the Compensation Committee, at the request of Mr. Kuyper, changed the 2007 bonus plan so that it would be solely based upon the achievement of annual revenue and financial targets. Once again, Mr. Lubischer’s bonus targets were based upon revenue targets to a larger extent than the other executive officers. The annual bonus payments paid under the 2007 bonus plan were paid following the public release of our 2007 results, which occurred in February 2008 as a result of us achieving certain revenue and adjusted EBITDA targets. This practice continued in 2008 as the 2008 bonus plan does not provide for quarterly bonus payments. We anticipate paying any bonus payments related to the 2008 bonus plan following the public release of our 2008 annual results, which will occur in the first quarter of 2009.

Extraordinary Bonuses

In addition to the bonus plan described above, the Compensation Committee may agree to grant a bonus to specific employees, including the executive officers, in recognition of extraordinary service to us. The Compensation Committee grants such extraordinary bonuses as it deems appropriate to retain high quality executives to serve as our employees.

In 2007, the Compensation Committee approved paying Mr. Kuyper 50% of his annual target bonus for his performance during 2007. This bonus was in lieu of Mr. Kuyper receiving the bonus that was payable to him pursuant to our 2007 bonus plan. This bonus was payable to Mr. Kuyper for his demonstrated leadership during the past fiscal year, and in recognition of the extraordinary amount of additional work required in connection with the position of President and CEO in 2007.

In the second quarter of 2007, Stephen Lubischer was also paid a one-time bonus of $19,250 in connection with him assuming the role of Vice President, Sales in the fourth quarter of 2006.

Equity Compensation Awards

Equity compensation has traditionally been an important element of our executive compensation program, aligning the interests of our executives with those of our stockholders. Because the value of the equity awards will increase only when we perform and increase stockholder value, the grant of such equity awards provides long-term incentives to the recipients thereof, including our executive officers. These awards not only serve to align the executives’ interests with those of the stockholders over an extended period of time, but because they also generally are subject to vesting in connection with continued service to us over a specified period of time, these awards serve as an additional retention mechanism. The Compensation Committee believes that both of these elements are important factors in executive compensation.

New Hire Grants

Generally, we grant equity awards to our new employees, including our executive officers, in connection with the start of their employment. At the time of the hiring of any executive officer, equity compensation generally is negotiated between such officer and us. Generally, such negotiations are conducted by our President and CEO on our behalf. The Compensation Committee approves such negotiated equity compensation for newly hired executive officers. Such compensation was determined based upon available information concerning the competitive packages offered to executives in similar jobs at companies with which we are competitive for personnel, but were not established based upon any formal survey or other comparative data. In addition, the President and CEO often adjusts such initial equity compensation grants as deemed appropriate to attract or retain specific candidates based on their experience, knowledge, skills and education and our needs. Other than with respect to the restricted stock granted to Mr. Kuyper, which vests quarterly over the course of four years, annual equity grants made to executive officers vest annually over either four or five years following the date of grant in equal installments on the anniversary of the date of grant, subject to the officer’s continued employment with us. In 2007 and 2008, the following new hire equity grants were made following the promotion or hiring of an executive officer: 690,000 shares of restricted common stock to Mr. Kuyper, incentive stock options to purchase 7,160 shares to Mr. Lubischer, 30,000 shares of restricted common stock to Mr. Stott, incentive stock options to purchase 75,000 shares to Mr. Timm, incentive stock options to purchase 75,000 shares to Mr. Asai, and incentive stock options to purchase 150,000 shares to Mr. Wulff.

Annual Equity Grants

Starting in 2007, we granted each executive officer an additional stock option grant on an annual basis, with the goal of providing continued incentives to retain strong executives and improve corporate performance. In July 2007, the President and CEO made a recommendation to our Compensation Committee regarding whether any equity incentive grant was appropriate for an executive officer and the amount of such grant. The Compensation Committee approves such annual incentive equity grant for executive officers. In reaching their decision the President and CEO and the Compensation Committee considered each individual’s experience, the scope of such individual’s responsibilities, his or her performance in the applicable role, and his or her expected future contribution to our goals and stockholder value, in deciding to make grants for fiscal 2007. In July 2007, each of Messrs. Yasbek, Lubischer and Garner received incentive stock options to purchase 20,000 shares of our common stock as part of an incentive stock option grant that was made to all key employees. In June 2008, the Compensation Committee granted Mr. Kuyper 150,000 incentive stock options to purchase our common stock. The amount of the grant was determined after consultation with a compensation consultant so as to ensure that the grants were comparable to similarly-situated executives in comparable companies in our industry with whom we directly compete in our hiring and retention of executives.

Merit based annual equity grants made to executive officers generally vest annually over the four years following the date of grant in equal installments on the anniversary of the date of grant, subject to the officer’s continued employment with us.

Other Compensation

We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, dental insurance, an employee stock purchase plan, and a 401(k) plan. We make matching contributions to all employees, including our executive officers with respect our 401(k) plan. We also provide our President and CEO and all sales employees, including Mr. Lubischer, with a monthly automobile allowance. In particular circumstances, we also utilize cash signing bonuses when certain executives and senior non-executives join us. Such cash signing bonuses are typically repayable in full to us if the recipient voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we have paid and will consider paying cash bonuses to compensate for amounts forfeited by an executive upon terminating prior employment. In addition, we may assist with certain expenses associated with an executive joining and maintaining their employment with us. For example, in 2007, we reimbursed our President and CEO for certain housing costs and/or expenses for relocation and in 2008 we agreed to reimburse our Vice President, Research and Development for similar expenses. We have also provided reimbursement compensation for the taxes associated with these benefits. We believe these forms of compensation create additional incentives for an executive to join us in a position where there is high market demand. These forms of compensation are typically structured to not exceed certain monetary amounts and/or time period.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to us by our current and former Chief Executive Officers, our current Chief Financial Officer, our two other most highly compensated executive officers on December 31, 2007 and two former executive officers, each of whose total compensation exceeded $100,000. We refer to these executive officers as our “Named Executive Officers” elsewhere in this report.

Name and Principle Position	Year	Salary	Bonus(5)	Stock Awards (6)(7)	Option Awards (6)		All other Compensation		Total
Dirk Kuyper(1)	2007	$175,000	$175,000	$319,743	$—		$283,850	(9)	$953,593
President and Chief Executive Officer

John H. Foster(2)	2007	$—	$—	$—	$—		$—		$—
Former President, Chief Executive Officer and Chairman of the Board	2006	$—	$—	$—	$—		$—		$—

Steven M. Yasbek	2007	$216,347	$44,183	$—	$44,295		$8,891	(10)	$313,716
Chief Financial Officer, Vice President and Treasurer	2006	$170,173	$12,038	$—	$23,304		$6,807	(10)	$212,322

Ebun S. Garner, Esq.	2007	$206,731	$52,775	$55,763	$9,393		$8,060	(11)	$332,722
General Counsel, Vice President and Secretary

Stephen Lubischer	2007	$264,424	$123,750	$82,713	$7,102		$41,667	(12)	$519,656
Vice President, Sales	2006	$275,000	$30,000	$82,713	$—		$26,211	(12)	$413,924

Steven Reinecke(3)	2007	$195,051	$7,746	$94,525	$(2,960	)(8)	$290,506	(13)	$584,868
Former, Chief Technology Officer and Vice President	2006	$216,154	$26,338	$118,807	$2,867		$82,019	(13)	$446,185

Maxwell R. Simmonds(4)	2007	$193,545	$10,383	$—	$(9,977	)(8)	$381,805	(14)	$575,756
Former, Senior Vice President and Chief Operating Officer

(1)	Mr. Kuyper joined us as our President and CEO in June 2007.

(2)	Mr. Foster served as our President and CEO from December 2006 through June 2007.

(3)	Mr. Reinecke served as our Vice President, Research and Development from October 2005 through August 2006 and our Chief Technology Officer and Vice President from August 2006 through November 2007.

(4)	Mr. Simmonds served as our Senior Vice President and Chief Operating Officer December 2006 through September 2007.

(5)	The bonus amounts in this column reflect actual amounts earned in 2006 and 2007 and paid during the current and following fiscal years pursuant to the respective employees’ employment agreements.

(6)

The value of the stock and option awards has been computed in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment,” which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period. For more information about the assumptions used to determine the fair value of the stock and option awards and all forfeitures during the year, see Note 10 in the Notes to Financial Statements contained in our Annual

Report on Form 10-K filed with the SEC on March 17, 2008. Our executive officers and former executive officers will not realize the value of the option awards in cash until these awards are exercised and the underlying shares are subsequently sold.

(7)	We recognized $754,264 in stock compensation expense during 2007 for the vesting of shares granted to the executives according to their employment contracts. Upon termination in 2007, Mr. Reinecke forfeited 26,775 shares of restricted stock that had been granted on October 17, 2005 that was repurchased by us during 2007.

(8)	Upon termination in 2007, Mr. Reinecke forfeited 23,000 unvested shares of stock options that had been granted on August 17, 2006 and August 22, 2007. Upon his termination in 2007, Mr. Simmonds forfeited 125,000 shares of unvested stock options that had been granted on October 24, 2006.

(9)	All other compensation for Mr. Kuyper includes (a) $225,460 for costs related to the sale of Mr. Kuyper’s home, (b) relocation expenses of $20,301, (c) temporary housing costs of $18,277, (d) automobile allowances of $6,000, (e) tax gross-ups on relocation and temporary housing reimbursements of $7,432 and (f) our 401(K) contributions of $6,380.

(10)	All other compensation for Mr. Yasbek includes our 401(K) contributions of $8,891 for 2007 and $6,807 for 2006.

(11)	All other compensation for Mr. Garner includes our 401(K) contributions of $8,060.

(12)	All other 2007 compensation for Mr. Lubischer includes (a) a lump sum merit award of $19,250, (b) auto allowance of $8,250 and (c) our 401(K) contributions of $14,167. All other 2006 compensation for Mr. Lubischer includes (a) paid-in-kind, or PIK dividend on restricted share awards related to our initial public offering, or IPO, in paid equity of $11,312, (b) PIK dividend on restricted shares awards related to the IPO paid in cash of $6,099 and (c) our 401(K) contributions of $8,800.

(13)	All other 2007 compensation for Mr. Reinecke includes (a) severance paid in 2007 of $30,911, (b) severance accrued in 2007 and to be paid in 2008 of $204,089, (c) healthcare related benefits of $17,585, (d) tax gross-ups on healthcare related benefits of $13,132, (e) accrued vacation payout of $15,890 and (f) our 401(K) contributions of $8,899. All other 2006 compensation for Mr. Reinecke includes (a) PIK dividend on restricted share awards related to the IPO in paid equity of $9,418, (b) PIK dividend on restricted shares awards related to the IPO paid in cash of $5,078 (c) housing allowances of $16,889, (d) furniture allowances of $10,484, (e) relocation allowances of $30,000, (f) car service allowances of $1,350 and (g) our 401(K) contributions of $8,800.

(14)	All other compensation for Mr. Simmonds includes (a) severance paid in 2007 of $115,397, (b) severance accrued in 2007 to be paid in 2008 of $199,603, (c) healthcare related benefits of $15,761, (d) tax gross-ups on healthcare related benefits of $8,770, (e) accrued vacation payout of $20,227, (f) additional severance upon the execution of a release agreement of $10,500, (g) auto allowance of $800 and (h) our 401(K) contributions of $10,747.

Grants Of Plan-Based Awards

The following table sets forth information regarding grants of stock option awards made to our Named Executive Officers during the fiscal year ended December 31, 2007.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Closing Market Price on Date of Grant of Option Awards(1)	Grant Date Fair Value of Stock and Option Awards(2)
John H. Foster	—		—	—		—	$—	$—
Dirk Kuyper	7/2/2007	6/1/2007	690,000	—		—	$3.72	$2,566,800
Steven M. Yasbek	8/22/2007	8/15/2007	—	20,000		$3.93	$3.90	$42,578
Ebun S. Garner, Esq.	8/22/2007	8/15/2007	—	20,000		$3.93	$3.90	$42,578
Steven Reinecke	8/22/2007	8/15/2007	—	15,000	(3)	$3.93	$3.90	$31,934
Stephen Lubischer	8/22/2007	8/15/2007	—	20,000		$3.93	$3.90	$42,578
Stephen Lubischer	1/10/2007	1/10/2007	—	7,160		$3.53	$3.61	$16,893

(1)	The exercise price represents the fair market value of our common stock on the date of the grant, which is the closing price of our common stock on the date prior to the date of the grant as reported on the Nasdaq Global Market for grants after June 2, 2006, the date of our initial public offering in accordance with the definition of fair market value set forth in our 2005 Stock Plan.

(2)	The value of the stock and option awards has been computed in accordance with Statement of Financial Standards (SFAS) No. 123(R), “Share-Based Payment,” which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period. For more information about the assumptions used to determine the fair value of the stock and option awards during the year, see Note 10 in the Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 17, 2008. Our executive officers and former executive officers will not realize the value of the option awards in cash until these awards are exercised and the underlying shares are subsequently sold.

(3)	Upon termination in November 2007, Mr. Reinecke forfeited these unvested stock options that were granted on August 22, 2007.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

During 2007, we did not have an employment agreement with John H. Foster.

In June 2007, we and Alphatec Spine entered into an employment with Dirk Kuyper, pursuant to which Mr. Kuyper agreed to serve as our President and CEO. Pursuant to the agreement, the term of Mr. Kuyper’s employment is from July 2, 2007 (or sooner if agreed upon by us and Mr. Kuyper) until July 1, 2011. Pursuant to the agreement Mr. Kuyper will receive an initial annual base salary of $350,000 and he is eligible to receive an incentive bonus each fiscal year in an amount equal to 100% of his annual base salary for such year, with the payment of such bonus based on Mr. Kuyper’s achievement of performance objectives established by the our Board of Directors each fiscal year. Pursuant to the agreement, we granted Mr. Kuyper 690,000 shares of restricted common stock. So long as Mr. Kuyper continues to be employed by us, the restricted stock awarded to him will vest and become non-forfeitable in 16 equal tranches beginning on the date that is three months after the initiation of his employment and every three months thereafter. In addition, upon a change of control of us that occurs during his employment, any unvested shares of his restricted stock shall become fully vested. The agreement also provides for the reimbursement of up to $1,000 per month for automobile-related expenses. Pursuant to the Agreement, we agreed to reimburse Mr. Kuyper for up to $270,000 of costs related to his relocation to Carlsbad, CA.

In October 2006, we and Alphatec Spine entered into an employment agreement with Steven M. Yasbek, pursuant to which Mr. Yasbek agreed to serve as our Chief Financial Officer, Vice President and Treasurer. Pursuant to the agreement Mr. Yasbek will receive an initial annual base salary of $225,000 and he is eligible to receive an incentive bonus each fiscal year in an amount equal to 40% of his annual base salary for such year, with the payment of such bonus based on Mr. Yasbek’s achievement of annual performance objectives established by the Board at the beginning of each fiscal year. Pursuant to the agreement, we granted Mr. Yasbek options to purchase up to 37,910 shares of our common stock at an exercise price equal to the fair market value on the day prior to the grant date. The options will vest annually in five equal tranches beginning on the first anniversary of the grant date. In addition, all of the options shall become fully vested upon a change of control.

In December 2006, we and Alphatec Spine entered into an employment agreement with Stephen Lubischer, pursuant to which Mr. Lubischer agreed to serve as our Vice President, Sales. Pursuant to the agreement Mr. Lubischer will receive an initial annual base salary of $275,000 and he is eligible to receive an incentive bonus each fiscal year in an amount equal to 50% of his annual base salary for such year, with the payment of such bonus based on Mr. Lubischer’s achievement of annual performance objectives established by the Board at the beginning of each fiscal year. The Board increased this bonus percentage to 85% for the 2007 fiscal year in order to provide an additional performance incentive to Mr. Lubischer. Pursuant to the agreement, we granted Mr. Lubischer options to purchase up to 7,160 shares of our common stock at an exercise price equal to the fair market value on the day prior to the grant date. The options will vest annually in five equal tranches beginning on the first anniversary of the grant date. In addition, all of the options shall become fully vested upon a change of control.

In August 2006, we and Alphatec Spine entered into an employment agreement with Ebun S. Garner, Esq., pursuant to which Mr. Garner agreed to serve as our General Counsel, Vice President and Secretary. Pursuant to the agreement Mr. Garner will receive an initial annual base salary of $215,000 and he is eligible to receive an incentive bonus each fiscal year in an amount equal to 50% of his annual base salary for such year, with the payment of such bonus based on Mr. Garner’s achievement of annual performance objectives established by the Board at the beginning of each fiscal year.

In September 2007, we and Alphatec Spine entered into an employment agreement with Kermit P. Stott, pursuant to which Mr. Stott agreed to serve as our Vice President, Operations. Pursuant to the agreement Mr. Stott will receive an initial annual base salary of $210,000 and he is eligible to receive an incentive bonus each fiscal year in an amount equal to 50% of his annual base salary for such year, with the payment of such bonus based on Mr. Stott’s achievement of annual performance objectives established by the Board at the beginning of each fiscal year. Pursuant to the agreement, we granted Mr. Stott 30,000 shares of our restricted common stock. The restricted stock vests annually in four equal tranches beginning on the first anniversary of the grant date. In addition, all of the restricted common stock shall become fully vested upon a change of control.

In February 2008, we and Alphatec Spine entered into an employment agreement with Jens Peter Timm, pursuant to which Mr. Timm agreed to serve as our Vice President, Research and Development. Pursuant to the agreement Mr. Timm will receive an initial annual base salary of $225,000 and he is eligible to receive an incentive bonus each fiscal year in an amount equal to 50% of his annual base salary for such year, with the payment of such bonus based on Mr. Timm’s achievement of annual performance objectives established by the Board at the beginning of each fiscal year. The agreement also provides for reimbursement of reasonable expenses incurred or paid by Mr. Timm in connection with his relocation to Carlsbad, CA. Pursuant to the agreement, we granted options to purchase up to 75,000 shares of our common stock at an exercise price equal to the fair market value on the grant date. The options will vest annually in four equal tranches beginning on the first anniversary of the grant date. Pursuant to the Agreement we have also agreed to issue options to purchase an additional 50,000 shares of our common stock upon the satisfaction of certain conditions. In addition, all of the options shall become fully vested upon a change of control.

In February 2008, we and Alphatec Spine entered into an employment agreement with Mitsuo Asai, pursuant to which Mr. Asai agreed to serve as the President of Alphatec Spine’s subsidiary, Alphatec Pacific, Inc., or Alphatec Pacific. The agreement has a term of two years. Pursuant to the agreement Mr. Asai will receive an initial annual base salary of 26,000,000 yen and he is eligible to receive an incentive bonus each fiscal year in an amount equal to 35% of his annual base salary for such year, with the payment of such bonus based on Mr. Asai’s achievement of annual performance objectives established by the Board at the beginning of each fiscal year. Pursuant to the agreement, we granted options to purchase up to 75,000 shares of our common stock at an exercise price equal to the fair market value on the grant date. The options will vest annually in four equal tranches beginning on the first anniversary of the grant date. Pursuant to the Agreement we have also agreed to issue options to purchase an additional 65,000 shares of our common stock upon the satisfaction of certain conditions. In addition, all of the options shall become fully vested upon a change of control. Pursuant to the agreement we pay up to 4,000,000 yen per year to provide Mr. Asai with a furnished corporate apartment in Tokyo, Japan. Mr. Asai also has a monthly travel allowance of 70,000 yen, provided that such amounts are used for travel between Tokyo, Japan and Mr. Asai’s home in Osaka, Japan. We also reimburse Mr. Asai for an annual premium associated with Mr. Asai’s purchase of a workmen’s accident compensation insurance policy.

In June 2008, we and Alphatec Spine entered into an employment agreement with Peter C. Wulff, pursuant to which Mr. Wulff agreed to serve as our Chief Financial Officer, Vice President and Treasurer. Pursuant to the agreement Mr. Wulff will receive an initial annual base salary of $260,000 and he is eligible to receive an incentive bonus each fiscal year in an amount equal to 50% of his annual base salary for such year, with the payment of such bonus based on Mr. Wulff’s achievement of annual performance objectives established by the Board at the beginning of each fiscal year. Pursuant to the agreement, we granted Mr. Wulff options to purchase up to 150,000 shares of our common stock at an exercise price equal to the fair market value on the grant date. The options will vest in 16 equal tranches beginning on the date that is three months after the grant date and every three months thereafter. In addition, all of the options shall become fully vested upon a change of control.

Other than as described above, all option awards granted to our Named Executive Officers were granted pursuant to our 2005 Stock Plan and vest annually from the grant date in either four or five equal installments of 25% or 20%, respectively. All option grants have a term of ten years. All option grants that were issued prior to December 13, 2007 have an exercise price equal to the closing price of our common stock on the day prior to the date of grant. All option grants that were issued after December 13, 2007 have an exercise price equal to the closing price of our common stock on the date of grant. All unvested restricted share awards are subject to repurchase rights within 12 months of termination, and in certain instances vested restricted share awards are subject to repurchase within 12 months of termination.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2007.

	Option Awards(1)				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Unearned Shares or Units That Have not Vested (#)	Market Value of Shares or Units That Have not Vested(3)
John H. Foster	—	—	$—	—	—	$—
Dirk Kuyper	—	—	—	—	646,875	3,260,250
Steven M. Yasbek	400	1,600	8.07	06/19/16	—	—
Steven M. Yasbek	2,142	8,568	4.76	02/20/16	—	—
Steven M. Yasbek	7,582	30,328	3.21	11/08/16	—	—
Steven M. Yasbek	—	20,000	3.93	08/22/17	—	—
Ebun S. Garner, Esq.	1,785	7,140	4.76	04/01/16	16,308	82,192
Ebun S. Garner, Esq.	—	20,000	3.93	08/22/17
Stephen Lubischer	—	7,160	3.53	01/10/17	—	—
Stephen Lubischer	—	20,000	3.93	08/22/17	26,110	131,594

(1)	All option awards granted prior to July 2007 vest annually from the grant date in five equal installments of 20%. All option awards granted from July 2007 forward, vest annually from the grant date in four equal installments of 25% . All option grants have a term of ten years.

(2)	All restricted share awards granted prior to July 2007 vest annually from the grant date in five equal installments of 20%. All restricted share awards granted from July 2007 forward vest annually from the grant date in four equal installments of 25% with the exception of Mr. Kuyper’s restricted share award, which vests quarterly from the grant date over four years. All unvested restricted share awards are subject to repurchase rights within 12 months of termination, and in certain instances vested restricted share awards are subject to repurchase within 12 months of termination.

(3)	Amount based on December 31, 2007 closing price of $5.04 per share of our common stock on the Nasdaq Global Market.

Option Exercises And Stock Vested

The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting by our Named Executive Officers during the fiscal year ended December 31, 2007.

	Stock Awards
Name	Number of Shares Acquired On Vesting(1)	Value Realized on Vesting(2)
John H. Foster	—	$—
Dirk Kuyper	43,125	151,369
Steven M. Yasbek	—	—
Ebun S. Garner, Esq.	3,570	13,959
Ebun S. Garner, Esq.	1,785	7,051
Stephen Lubischer	7,140	27,917
Stephen Lubischer	1,428	5,012
Steven Reinecke	8,925	38,110

(1)

All restricted share awards granted prior to July 2007 vest annually from the grant date in five equal installments of 20%. All restricted share awards granted from July 2007 forward vest annually from the grant date in four equal installments of 25% with the exception of Mr. Kuyper’s restricted share award which vests quarterly from the grant date over four years. All unvested restricted share awards are subject to repurchase rights within 12 months of termination, and in certain instances vested restricted share awards are subject to repurchase within 12 months of termination.

(2)	The value realized on vesting is calculated by multiplying the number of shares that vested on the applicable vesting date times the closing price of our common stock on the Nasdaq Global Market on the applicable vesting date.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments upon Termination or Change-in-Control

Termination of Employment and Change of Control Arrangements

The employment agreements with certain of our Named Executive Officers provide certain benefits upon the termination of employment without cause. Such benefits are described in detail below.

In the event that Mr. Kuyper is terminated without cause, he is entitled to receive as severance compensation his base salary for a period of 12 months, a payment for any accrued but unused vacation days, and payment of, or reimbursement for, the continuation of his health and dental insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act, or COBRA for a 12-month period following such termination date, and a “gross up” related to any taxes incurred in connection with such COBRA payments. In the event that Mr. Kuyper’s employment is terminated due to either his death or disability, we are required to pay Mr. Kuyper (or his estate, as the case may be) an amount equal to Mr. Kuyper’s target bonus for the fiscal year in which such termination occurred (with such amount pro-rated based on the date of termination). In addition, in the event of termination due to death or disability, any unvested stock options and restricted stock awards held by Mr. Kuyper shall become fully vested and not subject to forfeiture or repurchase.

In the event that Mr. Yasbek is terminated without cause, he is entitled to receive as severance compensation his base salary for a period of 12 months and a payment for any accrued but unused vacation days.

In the event that Mr. Lubischer is terminated without cause, he is entitled to receive as severance compensation his base salary for a period of at least three, but not more than 12 months, with such period being determined by us based on our desired length of the period of noncompetion, a payment for any accrued but unused vacation days, and payment of, or reimbursement for, the continuation of his health and dental insurance coverage pursuant to COBRA for the period in which he is receiving severance, and a “gross up” related to any taxes incurred in connection with such COBRA payments. During this time period, Mr. Lubischer shall be bound by certain obligations to not compete with us.

In the event that Mr. Stott is terminated without cause, he is entitled to receive as severance compensation his base salary for a period of six months and a payment for any accrued but unused vacation days, and payment of, or reimbursement for, the continuation of his health and dental insurance coverage pursuant to COBRA for the period in which he is receiving severance, and a “gross up” related to any taxes incurred in connection with such COBRA payments.

In the event that Mr. Timm is terminated without cause, he is entitled to receive as severance compensation his base salary for a period of six months and a payment for any accrued but unused vacation days, and payment of, or reimbursement for, the continuation of his health and dental insurance coverage pursuant to COBRA for the period in which he is receiving severance, and a “gross up” related to any taxes incurred in connection with such COBRA payments.

In the event that Mr. Garner is terminated without cause, he is entitled to receive as severance compensation his base salary for a period of nine months and a payment for any accrued but unused vacation days, and payment of, or reimbursement for, the continuation of his health and dental insurance coverage pursuant to COBRA for the period in which he is receiving severance, and a “gross up” related to any taxes incurred in connection with such COBRA payments.

In the event that Mr. Asai is terminated without cause, he is entitled to receive as severance compensation his base salary for a period of 12 months and a payment for any accrued but unused vacation days, and payment of, or reimbursement for, the continuation of his health and dental insurance coverage for the period in which he is receiving severance.

In the event that Mr. Wulff is terminated without cause following the 91st day of his employment with us, he is entitled to receive as severance compensation his base salary for a period of nine months and a payment for any accrued but unused vacation days, and payment of, or reimbursement for, the continuation of his health and dental insurance coverage pursuant to COBRA for the period in which he is receiving severance, and a “gross up” related to any taxes incurred in connection with such COBRA payments.

Our Compensation Committee agreed to these severance packages as part of the negotiations with each of these executive officers to secure his services. Our Compensation Committee approved the severance packages based on their experience serving on boards of directors and compensation committees of companies of a similar size and stage of development to us and their familiarity with severance packages offered to executive officers of such companies. Based on this knowledge, experience and information, we believe that the respective severance periods and provision of medical and similar benefit programs during such severance periods are both reasonable and generally in line with severance packages negotiated with executive officers of similarly situated companies.

Pursuant to our restricted stock agreements and stock option agreements with our executive officers, in the event of a change in control, as defined in our 2005 Stock Plan, the vesting of outstanding restricted stock grants and stock option awards held by these executive officers will accelerate in connection with a change in control, without regard to whether the Named Executive Officer terminates employment in connection with or following the change in control.

Generally, a “change in control” shall occur on the date that: (i) any one person, entity or group acquires ownership of capital stock of us, together with our capital stock already held by such person, entity or group, constitutes more than 50% of the total fair market value or total voting power of our capital stock; provided, however, if any one person, entity or group is considered to own more than 50% of the total fair market value or total voting power of our capital stock, the acquisition of additional capital stock by the same person, entity or group shall not be deemed to be a change of control; (ii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) any one person, entity or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person, entity or group) assets from us that have a total gross fair market value at least equal to 80% of the total gross fair market value of all of the assets of us immediately prior to such acquisition or acquisitions.

Potential Post-Employment Payments Table

The table below reflects amounts payable to the Named Executive Officers (i) assuming their employment was terminated on December 31, 2007 and (ii) assuming a change in control occurred on December 31, 2007.

Name	Voluntary Termination by Executive(1)	For Cause Termination(1)	Involuntary— Disability or Death(1)	Termination Without Cause Prior to a Change in Control		Change of Control(2)
Dirk Kuyper	$—	$—	$3,610,250	$377,700	(3)	$3,260,185
Steven M. Yasbek	—	—	—	225,000	(4)	80,082
Ebun S. Garner, Esq.	—	—	—	168,861	(5)	105,136
Stephen Lubischer	—	—	—	302,628	(6)	162,534

(1)	The only post-employment payments due to named executive officers voluntarily terminated or terminated for cause would be accrued earnings and accrued vacation through the termination date. If Mr. Kuyper is terminated for cause due to death or disability, his annual pro-rated target bonus of $350,000 would be payable to his heirs, all unvested stock awards would immediately fully vest and the company would waive its rights to repurchase any unvested stock awards which totaled $3,260,250 based on the closing stock price of $5.04 as of December 31, 2007.

(2)	The intrinsic value of the unvested stock option and restricted stock awards as of December 31, 2007 that would have been accelerated had a change in control occurred on that date, calculated by multiplying the number of underlying unvested shares by the closing price of our stock on December 31, 2007 ($5.04 per share) and, in the case of stock options, by then subtracting the applicable option exercise price.

(3)	Mr. Kuyper’s post-employment compensation would consist of (a) 12 months salary totaling $350,000 payable monthly, (b) healthcare related benefits of $13,190 and (c) tax gross ups on healthcare related benefits of $14,510.

(4)	Mr. Yasbek’s post-employment compensation would consist of 12 months salary totaling $225,000 payable bi-weekly.

(5)	Mr. Garner’s post-employment compensation would consist of (a) nine months salary totaling $161,250, (b) healthcare related benefits of $3,624 and (c) tax gross ups on healthcare related benefits of $3,987.

(6)	Mr. Lubischer’s post-employment compensation would consist of (a) 12 months salary totaling $275,000, (b) healthcare related benefits of $13,156 and (c) tax gross ups on healthcare related benefits of $14,472.

Actual Post-Employment Payments Table

The table below reflects actual amounts payable to the former Named Executive Officers terminated without cause prior to December 31, 2007.

Name	Termination Without Cause Prior to a Change in Control
M. Ross Simmonds(1)	$350,031
Steven Reinecke(2)	265,717

(1)	Mr. Simmonds’ post-employment compensation consists of (a) 12 months salary totaling $315,000 payable bi-weekly, (b) healthcare related benefits of $15,761 payable in a lump sum on termination, (c) tax gross ups on healthcare related benefits of $8,770 payable in a lump sum on termination and (d) additional severance paid in connection with the execution of a release of $10,500.

(2)	Mr. Reniecke’s post-employment compensation consists of (a) 12 months salary totaling $235,000 payable bi-weekly, (b) healthcare related benefits of $17,585 payable monthly and (c) tax gross ups on healthcare related benefits of $13,132 payable monthly.

Director Compensation

The following table shows the total compensation earned or paid during the fiscal year ended December 31, 2007 to each of our directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)		All Other Compensation		Total
Mortimer Berkowitz III(2)	$—	$—	$—		$—		$—
John H. Foster(2)	—	—	—		—		—
James R. Glynn	24,000	—	7,050	(3)	—		31,050
Stephen H. Hochschuler, M.D.(4)	—	191,947	75,674		281,250	(5)	548,871
R. Ian Molson	15,000	143,960	1,432	(6)	—		160,392
Stephen E. O’Neil	15,000	143,960	1,432	(6)	—		160,392
Richard Ravitch	14,000	—	4,887	(3)	—		18,887

(1)	Amounts in these columns reflect the dollar amounts that were recognized in the fiscal year ended December 31, 2007 for financial statement reporting purposed under SFAS 123(R) with respect to stock and option awards granted to our directors in and prior to the fiscal year ended December 31, 2006.

(2)	Mr. Foster and Mr. Berkowitz do not have any stock awards or options outstanding as of December 31, 2007.

(3)	Mr. Glynn and Mr. Ravitch have non-qualified stock option grants of 15,000 unvested shares outstanding as of December 31, 2007.

(4)	Dr. Hochschuler has a stock award of 42,840 unvested shares and a stock option grant of 160,000 unvested shares outstanding as of December 31, 2007.

(5)	The compensation in this column includes consulting fees of $281,250 paid to Dr. Hochschuler.

(6)	Mr. Molson and Mr. O’Neil have non-qualified stock option grants of 7,500 unvested shares outstanding as of December 31, 2007.

As of April 25, 2007, the Board approved the following compensation program for our independent directors in which (i) upon election to the Board, each independent director (excluding Messrs. Molson and O’Neil) shall be granted nonqualified options to purchase 15,000 shares of our common stock; (ii) on the first business day following the annual meeting each year, each independent director that has served on the Board for at least six months prior to such date shall be granted nonqualified options to purchase 7,500 shares of our common stock; (iii) upon election to the Board, each independent director (excluding Messrs. Molson and O’Neil) shall receive a cash payment of $10,000; (iv) each independent director (including Messrs. Molson and O’Neil) shall receive a cash payment of $2,000 per meeting for attendance in person at Board meetings (and committee meetings); (vi) each independent director (including Messrs. Molson and O’Neil) shall receive a cash payment of $1,000 per meeting for attendance at telephonic Board meetings (and committee meetings); and (vii) each independent director (including Messrs. Molson and O’Neil) shall receive an annual $10,000 cash payment for serving as Chairman of a Board committee (provided that such person was in attendance as Chairman for at least two-thirds of the meetings of such committee). The nonqualified options vest over a three-year period, and become vested immediately upon a change in control or a sale of substantially all of our assets. Each of our directors is reimbursed for expenses incurred in connection with attendance at the meetings of our Board and committees of the Board.

In May 2007, Mr. Glynn received a non-qualified stock option grant of 15,000 shares of our common stock at an exercise price of $3.51 per share upon his appointment to our Board. The option vests annually over a three-year period, becomes vested immediately upon a change in control or a sale of substantially all of our assets and expires in ten years.

In July 2007, Mr. Ravitch received a non-qualified stock option grant of 15,000 shares of our common stock at an exercise price of $3.68 per share upon his appointment to our Board. The option vests annually over a three-year period, becomes vested immediately upon a change in control or a sale of substantially all of our assets and expires in ten years.

In August 2007, Mr. Molson and Mr. O’Neil each received a non-qualified stock option grant of 7,500 shares of our common stock at an exercise of $3.93 per share as consideration for their service on our Board. The options vest over a three-year period, and become vested immediately upon a change in control or a sale of substantially all of our assets and expires in ten years.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2007:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity Compensation Plan Approved by Securityholders(1)	1,211,505	(2)	$3.78	3,148,366
Equity Compensation Plans not Approved by Securityholders	—		—	—

Total	1,211,505	(2)	$3.78	3,148,366

(1)	This plan consists of our Amended and Restated 2005 Employee, Director and Consultant Stock Plan.
(2)	This number excludes 1,252,159 shares of restricted stock awards issued and unvested as of December 31, 2007.

COMPENSATION COMMITTEE REPORT

The compensation committee of the Board has reviewed and discussed the Compensation Discussion and Analysis, or CD&A, required by Item 402(b) of Regulation S-K, which appears elsewhere in this Annual Report, with our management. Based on this review and discussion, the compensation committee has recommended to the Board that the CD&A be included in our Annual Report.

MEMBERS OF THE COMPENSATION COMMITTEE:

Stephen E. O’Neil (Chairman)

R. Ian Molson

REPORT OF AUDIT COMMITTEE FOR THE YEAR ENDED DECEMBER 31, 2007

The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of the rules promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in its charter adopted by the Board, which is available on our website at www.alphatecspine.com. This committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young, LLP. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2007, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management and Ernst & Young, LLP, our independent auditors;

•

Discussed with Ernst & Young, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

•

Received written disclosures and the letter from Ernst & Young, LLP regarding its independence as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee further discussed with Ernst & Young, LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young, LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE:

James R. Glynn (Chairman)

R. Ian Molson

Stephen E. O’Neil

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except that four initial reports of ownership, were filed late by each of Messrs. Kuyper, Stott, Ravitch and Glynn and 11 reports in the aggregate were filed late by each of the following: Messrs. Kuyper, Glynn, Ravitch, Garner, Berkowitz and Foster.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Financial Advisory Service, Rental and Other Payments and Agreements

Our Board has agreed to reimburse Foster Management Company, which is owned by Mr. Foster, $4,000 per flight hour for the use of its aircraft when Mr. Foster or Mr. Berkowitz travels for our business purposes. Based upon a competitive analysis of comparable leased aircraft, our Board determined that this hourly reimbursement rate is at or below market rates for the charter of similar aircrafts. We reimbursed Foster Management Company approximately $0.4 million for travel in 2007.

In connection with our September 2007 public offering of 10,000,000 shares of common stock we sold 2,750,000 shares of common stock to HealthpointCapital Partners II, LP, an affiliate of HealthpointCapital Partners, LP, our largest stockholder, at a price $3.45 per share, for total gross proceeds to us of $9.5 million.

In August 2005, Alphatec Spine entered into a stock purchase agreement with Roy Yoshimi, Alphatec Pacific’s Chairman, President and Chief Executive Officer from 2005 until October 2007, pursuant to which Alphatec Spine had an obligation to repurchase the shares of Alphatec Pacific owned by Mr. Yoshimi upon certain conditions, or upon the election of Mr. Yoshimi at any time following the first anniversary of our initial public offering. Mr. Yoshimi exercised this right on June 2, 2007 and our Board of Directors elected to pay the purchase price of $2.9 million for such Alphatec Pacific shares in the form of 804,874 shares of our common stock in accordance with the stock purchase agreement governing such transaction.

In 2005, we and Alphatec Spine entered into an agreement with Dr. Stephen H. Hochschuler, who become one of our directors in October 2006, pursuant to which Dr. Hochschuler agreed to serve as the Chairman of our Scientific Advisory Board. Pursuant to the agreement we pay Dr. Hochschuler for attending Scientific Advisory Board meetings and he received equity compensation in connection with the agreement. In October 2006, we and Alphatec Spine entered into a Consulting Agreement with Dr. Hochschuler. Pursuant to the terms of the agreement, we agreed to appoint Dr. Hochschuler to our and Alphatec Spine’s Board of Directors until the next annual meeting of each of its stockholders or until his successor is duly appointed and qualified. Pursuant to the agreement, Dr. Hochschuler is required to provide advisory services to us related to the spinal implant industry and our research and development strategies. The agreement has a three-year term. In return for such advisory services, we are obligated to pay Dr. Hochschuler cash and equity compensation. In 2007, we paid an aggregate of $281,250 to Dr. Hochschuler pursuant to these agreements.

Related Party Transaction Policies

Our officers, directors and affiliates will be required to obtain Audit Committee approval for any proposed related party transactions. In addition, our code of conduct requires that each director, officer and employee must do everything he or she reasonably can to avoid conflicts of interest or the appearance of conflicts of interest. The code of conduct states that a conflict of interest exists when an individual’s private interest interferes in any way with our interests and sets forth a list of broad categories of the types of transactions that must be reported to our compliance officer. Under the code of conduct, we reserve the right to determine when an actual or potential conflict of interest exists and then to take any action we deem appropriate to prevent the conflict of interest from occurring.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

ELECTION OF DIRECTORS

(Notice Item 1)

The Board of Directors nominated Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil, Stephen H. Hochschuler, M.D., James R. Glynn, Richard Ravitch, Rohit M. Desai and Dirk Kuyper for election at the Annual Meeting for a term of one year until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until their earlier death or resignation.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil, Stephen H. Hochschuler, M.D., James R. Glynn, Richard Ravitch, Rohit M. Desai and Dirk Kuyper. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to elect each nominee as a director.

The board of directors recommends the election of Mortimer Berkowitz III, John H. Foster, R. Ian Molson, Stephen E. O’Neil, Stephen H. Hochschuler, M.D., James R. Glynn, Richard Ravitch, Rohit M. Desai and Dirk Kuyper as directors, and proxies solicited by the board of directors will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy by lining through or otherwise striking out the name of any nominee.

ADOPTION OF 2007 EMPLOYEE STOCK PURCHASE PLAN

(Notice Item 2)

On September 12, 2007 our board of directors adopted, subject to approval of our stockholders, the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan, or the Stock Purchase Plan. The Stock Purchase Plan provides eligible employees with an opportunity to purchase shares of our common stock through regular payroll deductions.

The following description is qualified in its entirety by reference to the text of the Stock Purchase Plan which is attached to this proxy statement as Appendix B.

Purpose

The purpose of the Stock Purchase Plan is to enable employees to acquire or increase their ownership interests in our company on a basis that will encourage them to perform at increasing levels of effectiveness and to use their best efforts to promote the growth and profitability of our company.

Administration, Eligibility and Awards Under the Plan

The Stock Purchase Plan is currently administered by the Compensation Committee of our board of directors. The Compensation Committee has full discretionary authority to interpret the Stock Purchase Plan, to issue rules for administering the Stock Purchase Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Stock Purchase Plan.

Our employees (including officers) that have worked for us for at least six months prior to the beginning of an offering period are eligible to participate in the Stock Purchase Plan. Eligibility ceases upon termination of employment. Currently, approximately 220 employees are eligible to participate in the Stock Purchase Plan.

Shares Subject to the Plan

The maximum number of shares of our common stock which may be purchased by eligible employees under the Stock Purchase Plan is 350,000 (subject to adjustment by the Compensation Committee). Shares purchased by participating employees will be issued and authorized. To date 13,706 shares have been issued pursuant to the Stock Purchase Plan. In the event that the Stock Purchase Plan is not approved by the shareholders, such shares will be forfeited to us and we will repay the purchasers their respective purchase price. Starting with the purchase period that began in May 2008, all shares purchased to the Stock Purchase Plan are subject to a one-year lockup during which time the shares cannot be sold or transferred. The resale of the shares issued pursuant to the Stock Purchase Plan was registered under the Securities Act on a registration statement on Form S-8 filed with the SEC on November 7, 2007.

Method and Price of Purchase

Each eligible employee may elect to have a specified amount, not to be more than 20% of base salary or wages, deducted from each regular paycheck, but no eligible employee may purchase shares with an aggregate fair market value at the time of purchase in excess of $25,000 in any calendar year. The aggregate amounts deducted during any “Offering Period” (each Offering Period being a six-month period that begins on each of May 16th and November 16th in a given year) will be used to purchase shares on the last business day of such Offering Period or as soon thereafter as practicable (the “Purchase Date”). Eligible employees cannot purchase more than 2,750 shares in any one Offering Period. The Purchase Price for each share purchased will be the closing price of the common stock on the Purchase Date, less 15% of such price. Eligible employees are not entitled to purchase more than 2,750 shares of common stock in any one Offering Period.

Amendment and Termination

Unless earlier terminated, the Stock Purchase Plan will continue in effect until November 7, 2017. The Compensation committee may amend the Stock Purchase Plan in any respect except that, without the approval of our stockholders, no amendment may (a) change the aggregate number of shares that may be sold pursuant to rights under the Stock Purchase Plan (other than as allowable pursuant to the Plan); (b) change the corporations or classes of corporations whose employees may be granted rights under the Stock Purchase Plan; or (c) change the Stock Purchase Plan in any manner that would cause the Stock Purchase Plan to no longer be an “employee stock purchase plan” within the meaning of the Internal Revenue Code.

Other Information

Because participation in the Stock Purchase Plan is entirely within the discretion of the eligible employees, a new plan benefits table, as described in the federal proxy rules, is not provided. Because the Company cannot predict the participation levels by employees, the rate of employee contributions or the eventual purchase price under the Stock Purchase Plan, it is not possible to determine the value of benefits that may be obtained by executive officers and other employees under the Stock Purchase Plan.

The board of directors recommends a vote FOR the approval of the adoption of the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan, and proxies solicited by the board of directors will be voted in favor of such approval unless a stockholder indicates otherwise on the proxy.

INDEPENDENT PUBLIC ACCOUNTANTS

(Notice Item 3)

The Audit Committee has appointed Ernst & Young, LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2008. The Board of Directors proposes that the stockholders ratify this appointment. Ernst & Young, LLP audited our financial statements for the fiscal year ended December 31, 2007. We expect that representatives of Ernst & Young, LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Ernst & Young, LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2007, and December 31, 2006, and fees billed for other services rendered by Ernst & Young, LLP during those periods.

	Fiscal Year 2007	Fiscal Year 2006
Audit fees(1)	$958,947	$1,334,982
Audit related fees(2)	41,032	203,838
Tax fees	—	8,100

Total	$999,979	$1,546,920

(1)	Audit Fees represent professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, and audit services in connection with other regulatory filings. These fees include $88,409 in connection with our secondary offering completed in September 2007 and $844,225 incurred in 2006 in connection with our public offering completed in June 2006.

(2)	Audit Related Fees consist of fee billed in the indicated year for assurance and related services that are reasonably related to the performance of the audit or review of financial statements, but not listed as “Audit Fees.”

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with Securities and Exchange Commission’s policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Ernst & Young, LLP as our independent public accountants, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent public accountants.

The board of directors recommends a vote to ratify the appointment of Ernst & Young, LLP as independent public accountants, and proxies solicited by the board of directors will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

CODE OF CONDUCT

We have adopted a code of conduct that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. The text of the code of conduct is posted on our website at www.alphatecspine.com and is available to stockholders without charge, upon request, in writing to our General Counsel and Secretary, Ebun S. Garner, Esq., c/o Alphatec Holdings, Inc., at 5818 El Camino Real, Carlsbad, CA 92008. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2009 Annual Meeting of Stockholders, stockholder proposals must be received no later than March 3, 2009, which is 120 days prior to the date that is one year from this year’s mailing date of July 1, 2008. To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2009, stockholder proposals must be received no later than 45 or more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for this year’s Annual Meeting. Proposals received after that date will not be voted on at the Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008.

Carlsbad, CA

June 29, 2008

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended, (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.alphatecspine.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Peter C. Wulff, Chief Financial Officer, Vice President and Treasurer, Alphatec Holdings, Inc., 5818 El Camino Real, Carlsbad, CA 92008.

APPENDIX A

ALPHATEC HOLDINGS, INC.

5818 EL CAMINO REAL

CARLSBAD, CA 92008

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 30, 2008

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated July 1, 2008, in connection with the Annual Meeting to be held at the offices of HealthpointCapital Partners, LP, which are located at 505 Park Avenue, 12th Floor, New York, NY 10022, at 2:00 p.m., Eastern Standard Time, on Wednesday, July 30, 2008, and hereby appoints Ebun S. Garner, Esq. (with full power to act alone), as the attorney and proxy of the undersigned, with power of substitution, to vote all shares of the Common Stock of Alphatec Holdings, Inc. registered in the name provided herein, which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS SIGNED AND RETURNED WITHOUT SPECIFIC DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

PROPOSAL 1	Election of the following nominees as directors of the Company to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal.

Nominees: John H. Foster, Mortimer Berkowitz III, R. Ian Molson, Stephen E. O’Neil, Stephen H. Hochschuler, M.D., James R. Glynn, Richard Ravitch, Rohit M. Desai and Dirk Kuyper.

☐        FOR ALL NOMINEES

☐        WITHHELD FOR ALL NOMINEES

☐         FOR ALL NOMINEES, except vote withheld from the following nominee(s) (please list below):

PROPOSAL 2	Approval of the adoption of the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan.

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

PROPOSAL 3	Ratification of the selection of Ernst & Young, LLP, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

A-1

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the recommendations of the board of directors, just sign below. You need not mark any boxes.

Please sign below. When signing as attorney or as an executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized official. If a partnership, please sign in partnership name by authorized person.

Date:
Signature

KINDLY SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE IF YOU ARE NOT PLANNING TO ATTEND THE ANNUAL MEETING. IF YOU DO ATTEND AND WISH TO VOTE PERSONALLY, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED.

A-2

APPENDIX B

ALPHATEC HOLDINGS, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE

The purposes of this Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan (the “Plan”) are to assist Eligible Employees of Alphatec Holdings, Inc., a Delaware corporation (the “Company”) and its Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” means the entity that conducts the general administration of the Plan as provided herein. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Article 3.

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

2.4 “Committee” means the committee of the Board described in Article 3.

2.5 “Company” shall mean Alphatec Holdings, Inc., a Delaware corporation.

2.6 “Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including sales commissions but excluding overtime payments, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments.

2.7 “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 3.3(ii).

2.8 “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty hours per week; and (iii) whose customary employment is for more than five months in any calendar year; provided, however, that the Administrator may provide in an Offering Document that (x) Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code, and/or (y) Employees who have not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), shall not be eligible to participate in an Offering Period. For purposes of clause (i) above, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2).

2.9 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary.

2.10 “Enrollment Date” shall mean the first day of each Offering Period.

2.11 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.12 “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value of a share of Stock as of any given date shall be (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading day immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales price are reported.

2.13 “Offering Document” shall have the meaning given to such term in Section 5.1.

2.14 “Offering Period” shall mean each Offering Period designated by the Administrator in the applicable Offering Document pursuant to Section 5.1.

2.15 “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.16 “Participant” means any Eligible Employee who has executed a participation agreement and been granted rights to purchase Stock pursuant to the Plan.

2.17 “Plan” shall mean this Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan, as it may be amended from time to time.

2.18 “Purchase Date” shall mean the last Trading Day of each Offering Period.

2.19 “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a share of Stock on the Purchase Date); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a share of Stock on the Purchase Date); provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article 9; provided, further, that the Purchase Price shall not be less than the par value of a share of Stock.

2.20 “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

2.21 “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 9.

2.22 “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.23 “Trading Day” shall mean any day on which the Stock is actually traded.

ARTICLE III

ADMINISTRATION

3.1 Administrator. The Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”), which Committee shall consist solely of two or more members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Exchange Act and which Committee is otherwise constituted to comply with applicable law. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

3.2 Action by the Administrator. A majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and, subject to applicable law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

3.3 Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Article 10.

(v) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

3.4 Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any participation agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to Article 9, the aggregate number of shares of Stock which may be issued pursuant to rights granted under the Plan shall be 350,000 shares. In addition to the foregoing, subject to Article 9, commencing on January 1, 2009, and on each January 1 thereafter during the term of the Plan, the number of shares of Stock which shall be made available for sale under the Plan shall be increased by that number of shares of Stock equal to the least of (a) 1% of the Company’s outstanding shares on such date, (b) 700,000 shares, or (c) a lesser amount determined by the Compensation Committee of the Board. Accordingly, the number of shares of Stock which shall be available for sale under the Plan shall be subject to increase under the preceding sentence only on January 1, 2009 and on each subsequent January 1 through and including January 1, 2017. If any right granted under the Plan shall for any reason terminate without having been exercised, the Stock not purchased under such right shall again become available for the Plan. Notwithstanding anything in this Section 4.1 to the contrary, the number of shares of Stock that may be issued or transferred pursuant to rights granted under the Plan shall not exceed an aggregate of 6,650,000 shares, subject to Article 9.

4.2 Stock Distributed. Any Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Stock, treasury stock or Stock purchased on the open market.

ARTICLE V

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

5.1 Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Stock of the Company under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator commencing on such dates (each, an “Enrollment Date”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The Administrator shall establish in each Offering Document one or more dates during an Offering Period (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Stock carried out during such Offering Period in accordance with such Offering Document and the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

5.2 Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(i) the length of the Offering Period, which period shall not exceed twenty-seven months;

(ii) the Enrollment Date for such Offering Period;

(iii) the Purchase Date(s) during such Offering Period;

(iv) the maximum number of shares that may be purchased by any Eligible Employee during such Offering Period;

(v) in connection with each Offering Period that contains more than one Purchase Date, the maximum aggregate number of shares which may be purchased by any Eligible Employee on any given Purchase Date during the Offering Period; and

(vi) such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE VI

PARTICIPATION

6.1 Eligibility. Any Eligible Employee who shall be employed on a full-time basis (at least 20 hours per week) by the Company or a Designated Subsidiary for 180 consecutive days on the day prior to the applicable Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article 6 and the limitations imposed by Section 423(b) of the Code.

6.2 Enrollment in Plan. Except as otherwise set forth in an Offering Document, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a participation agreement to the Company prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document), in such form as the Administrator provides. Each such agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. An Eligible Employee may designate any whole percentage of Compensation which is not less than 1% and not more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 20% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company. A Participant may change the percentage of Compensation designated in his or her participation agreement, subject to the limits of this Section 6.2, or may suspend his or her payroll deductions, or may resume payroll deductions pursuant to a new participation agreement, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document. Any such change, suspension or resumption of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new participation agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article 8. Except as otherwise set forth in an Offering Document, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

6.3 Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Article 8.

6.4 Effect of Enrollment. A Participant’s completion of a participation agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new participation agreement, withdraws from participation under the Plan as provided in Article 8 or otherwise becomes ineligible to participate in the Plan.

6.5 Limitation on Purchase of Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

6.6 Decrease of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6.5, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period.

ARTICLE VII

GRANT AND EXERCISE OF RIGHTS

7.1 Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of shares of Stock specified under Section 5.2(iv) and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of shares of the Company’s Stock as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price. The right shall expire on the last day of the Offering Period.

7.2 Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole shares of Stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. The amount, if any, of accumulated payroll deductions remaining in each Participant’s account after the purchase of shares on each Purchase Date shall be distributed in full to the Participant after such Purchase Date.

7.3 Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of shares of Stock with respect to which rights are to be exercised may exceed (i) the number of shares of Stock that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Stock available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Stock available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Stock are to be exercised pursuant to this Article 7 on such Purchase Date, and shall either (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Article 10. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant which has not been applied to the purchase of shares of stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

7.4 Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the right or the disposition of the Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Stock by the Participant.

7.5 Conditions to Issuance of Stock. The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which the Stock is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(e) The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

7.6 Escrow. Until such time as the Company shall have received shareholder approval of the Plan in order to comply with Section 423 of the Code, any shares of Stock that have been purchased pursuant to the Plan shall be held in escrow by the Company. Promptly following stockholder approval, the Company shall release from escrow and deliver to each Participant all shares of Stock held in escrow pursuant to this Section 7.6. Any securities distributed in respect of the shares of Stock held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner. If shareholder approval has not been obtained on or before September 11, 2008, the Company shall rescind all purchases of Stock pursuant to this Plan by cancelling such stock certificates and delivering to each Participant the purchase price paid for such shares.

ARTICLE VIII

WITHDRAWAL; TERMINATION OF EMPLOYMENT OR ELIGIBILITY

8.1 Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator. All of the Participant’s payroll deductions credited to his or her account during the Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant delivers to the Company a new participation agreement.

8.2 Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

8.3 Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article 8 and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under 12.4, as soon as reasonably practicable and such Participant’s rights for the Offering Period shall be automatically terminated.

ARTICLE IX

ADJUSTMENTS UPON CHANGES IN STOCK

9.1 Changes in Capitalization. Subject to Section 9.3, in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, the Administrator shall make such proportionate adjustments, if any, as the Administrator deems appropriate to reflect such change with respect to (i) the aggregate number and type of shares of Stock (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 4.1 and the limitations established in each Offering Document pursuant to Section 5.2 on the maximum number of shares of Stock that may be purchased); (ii) the class(es) and number of shares and price per share of Stock subject to outstanding rights; and (iii) the Purchase Price with respect to any outstanding rights.

9.2 Other Adjustments. Subject to Section 9.3, in the event of any transaction or event described in Section 9.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, and whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions:

(a) To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b) To provide that the outstanding rights under the Plan be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(c) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights which may be granted in the future;

(d) To provide that Participants’ accumulated payroll deductions may be used to purchase Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) terminated; and

(e) To provide that all outstanding rights shall terminate without being exercised.

9.3 No Adjustment Under Certain Circumstances. No adjustment or action described in this Article 9 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

9.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE X

AMENDMENT, MODIFICATION AND TERMINATION

10.1 Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval by a vote of the holders of the outstanding shares of the Company’s capital stock entitled to vote shall be required to amend the Plan to: (a) change the aggregate number of shares that may be sold pursuant to rights under the Plan under Section 4.1 (other than any adjustment as provided by Article 9); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

10.2 Rights Previously Granted. Except as provided in Article 9 or this Article 10, no termination, amendment or modification may make any change in any right theretofore granted which adversely affects the rights of any Participant without the consent of such Participant, provided that an Offering Period may be terminated, amended or modified by the Administrator if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders.

10.3 Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

ARTICLE XI

TERM OF PLAN

The Plan shall be effective on November 7, 2007 (the “Effective Date”). The Plan shall be in effect until the tenth anniversary of the Effective Date, unless sooner terminated under Article 10. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE XII

MISCELLANEOUS

12.1 Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2 Rights as a Stockholder. With respect to shares of Stock subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

12.3 Interest. No interest shall accrue on the payroll deductions or lump sum contributions of a Participant under the Plan.

12.4 Designation of Beneficiary.

(a) A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6 Equal Rights and Privileges. All Eligible Employees of the Company or any Designated Subsidiary will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.7 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8 Reports. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

12.9 No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or to affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10 Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of stock purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one year after the Purchase Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11 Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

[End of Document]